UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

INVESTORS REAL ESTATE TRUST
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)
(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.05.    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On September 20, 2018, the Company's Board of Trustees approved amendments to its Code of Conduct (the “Code”) to, among other things, improve clarity and readability and to strengthen and update certain provisions prohibiting insider trading, establishing a safe and respectful workplace, and setting expectations on the use of social media. The Code applies to all officers, employees and trustees of the Company, including the principal executive officer, principal financial officer, principal accounting officer, and controller.
This summary is qualified in its entirety by reference to the full text of the Code, which can be found on the Company's website at www.iretapartments.com under “Investors – Corporate Overview – Corporate Governance - Code of Conduct.” The contents of the Company's website are not incorporated by reference in this current report or made a part hereof for any purpose.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
Date: September 26, 2018	By:/s/ Mark O. Decker, Jr. Mark O. Decker, Jr. President and Chief Executive Officer